EXHIBIT 99.1

Kreisler Manufacturing Corporation Announces Fiscal 2009 First Quarter Operating Results

ELMWOOD PARK, N.J., Nov. 14 /PRNewswire-FirstCall/ -- Kreisler Manufacturing Corporation (Nasdaq: KRSL) today announced operating results for its fiscal 2009 first quarter ended September 30, 2008.

First Quarter Fiscal 2009 Highlights

-- Net Sales $6,292,000 compared with $6,697,000 at September

30, 2007

-- Operating income $266,000 compared with $768,000 at September 30, 2007

-- Net income $219,000 compared with $487,000 at September 30, 2007

-- EPS $0.12 fully diluted earnings per common share

compared with $0.26 at September 30, 2007

-- Backlog 6% increase to $31,451,000 compared with $29,800,000 at September 30, 2007

Kreisler CEO Michael Stern commented, "Operating results for the first quarter of fiscal 2009 were negatively impacted by the challenging global economic environment including a reduction in customer demand, lower margins on existing and new business and higher costs associated with new product development. Moreover, we believe many of these factors will continue into the coming quarters and accordingly, we have aggressively adjusted our cost structure. During the quarter we implemented a reduction in our headcount and professional fees, the deferral and elimination of certain capital equipment spending and a 10% voluntary wage reduction for the Company's senior management."

Michael Stern added, "These actions will strengthen our ability to manage our bottom line and improve our competitive position. Looking ahead, we expect the financial impact of our efforts will become more evident during the balance of fiscal 2009 and, with $6.9 million in cash and cash equivalents, we continue to maintain a strong capital structure. We remain focused on providing a foundation for driving sustainable and profitable growth over the long-term and continue to selectively pursue strategies to increase sales and capture market share. This includes the continued expansion of Kreisler's global manufacturing capabilities, such as our investments in Kreisler Polska's tube and pipe facility. We remain committed to the long-term potential of our investments and will continue to execute the necessary initiatives to achieve our strategic objectives."

Ned Stern, Kreisler's CFO remarked, "Turning to our fiscal 2009 first quarter results, sales of products for commercial aircraft engines increased 6%, compared with the comparable period in 2007, primarily attributable to a continued increase in need for components used in the CF34 aircraft engine as well as short-term increases in GP7000 aircraft engine components. Our military segment experienced a sales decrease of 10% from the prior year period, due to decreased sales of components for the F119 aircraft engine as well as lower shipments of development and production components for the F135 aircraft engine. These reductions were partially offset by increased sales of F100 aircraft engine components. Our industrial gas turbine segment experienced a 30% decrease in sales compared with the prior year period, primarily attributable to lower demand for components used in large industrial gas turbines such as the Siemens 501F."

Ned Stern added, "The decline in operating income was most affected by the decline in our sales and changes in our total costs and expenses. For the first fiscal quarter of 2009, we reported operating income of $265,000, compared with $768,000 in the prior year period, and net income of $219,000, or $0.12 per fully diluted common share, compared with net income of $487,000, or $0.26 per fully diluted common share, during the fiscal 2008 first quarter. Our Kreisler Polska subsidiary benefitted from foreign currency fluctuations relating to the strengthening of the U.S. dollar relative to the Polish zloty."

As of September 30, 2008, Kreisler's total backlog was $31,451,000 compared with $29,800,000 at September 30, 2007, an increase of 6%. Approximately 70% of the current backlog is scheduled for delivery over the next 12 months. At September 30, 2008, cash and cash equivalents totaled $6,879,000, compared with cash and cash equivalents of $7,244,000 at June 30, 2008. This decrease was attributable to lower sales and net income as well as increases in capital expenditures during the three months ended September 30, 2008 compared with June 30, 2008. This reduction in our cash and cash equivalents was partially offset by the receipt of $500,000 from UTC under the MOU during the three months ended September 30, 2008."

Ned Stern concluded, "At September 30, 2008, we continued to hold approximately $700,000 of AAA-rated auction rate securities as long-term investments. On August 11, 2008, our securities broker for these auction rate securities publicly announced its intent to purchase, at par, auction rate securities sold by this broker. During October 2008, $275,000 of these securities were redeemed by the issuer. We anticipate that we will sell the remaining auction rate securities in the financial markets or to our broker by December 31, 2008."

Kreisler Manufacturing Corporation is a manufacturer of precision metal components and assemblies for use in military and commercial aircraft engines and industrial gas turbines. These products primarily include tube and manifold assemblies. The Company has two wholly owned subsidiaries: Kreisler Industrial Corporation located in Elmwood Park, New Jersey, and Kreisler Polska Sp. z o.o located in Krakow, Poland.

Kreisler Manufacturing Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Three Months Ended September 30, 2008 2007

Net sales $6,292,358 $6,696,947

Cost of goods sold 5,325,670 5,348,273

Selling, general and administrative

expenses 700,922 580,237

Total costs and expenses 6,026,592 5,928,510

Income from operations 265,766 768,437

Interest and other income 32,738 63,715

Interest and other expenses (10,544) (12,357)

Foreign currency exchange

adjustments 74,603 (5,095)

Income before income taxes 362,563 814,700

Income taxes (143,261) (327,940)

Net income $219,302 $486,760

Net income per common share:

Net income - basic $0.12 $0.26

Net income - diluted $0.12 $0.26

Weighted average common shares -

basic 1,867,948 1,867,948

Weighted average common shares -

diluted 1,867,948 1,900,338

Kreisler Manufacturing Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

Sept. 30, June 30,

2008 2008

(Unaudited) (Audited)

Assets

Cash and cash equivalents $6,878,791 $7,243,565

Accounts receivable - trade (net of

$20,000 allowance for uncollectible

accounts at September 30, 2008 and

September 30, 2008) 1,923,220 2,052,124

Inventories 7,477,553 7,142,438

Deferred tax asset 31,271 31,271

Other current assets 137,864 620,614

Total current assets 16,448,699 17,090,012

Property and equipment, net 2,042,575 2,077,223

Long-term investments 700,000 700,000

Deferred tax asset 7,978 -

Deposits on property and equipment 729,241 456,989

Total non-current assets 3,479,794 3,234,212

TOTAL ASSETS $19,928,493 $20,324,224

Liabilities and Stockholders' Equity

Liabilities

Accounts payable - trade $1,823,218 $1,812,515

Accrued expenses 749,840 867,167

Deferred revenue 924,000 1,259,505

Income taxes payable 122,786 39,018

Obligation under capital leases,

current portion 130,918 127,731

Total current liabilities 3,750,762 4,105,936

Obligation under capital leases, net

of current portion 86,160 128,296

Deferred tax liability - 95,884

Accrued environmental costs 449,380 444,707

Total long-term liabilities 535,540 668,887

Total stockholders' equity 15,642,191 15,549,401

TOTAL LIABILITIES & STOCKHOLDERS'

EQUITY $19,928,493 $20,324,224

Forward-Looking Statements

Certain oral statements made by management of Kreisler Manufacturing Corporation (the "Company") from time to time and certain statements contained herein or in other periodic reports filed by the Company with the Securities and Exchange Commission are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to results of operations and the business of the Company. All such statements, other than statements of historical facts, including those regarding market trends, the Company's financial position and results of operations, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. In general, such statements are identified by the use of forward-looking words or phrases including, but not limited to, "estimates," "intended," "will," "should," "may," "believes," "expects," "expected," "anticipates," and "anticipated" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These forward-looking statements represent the Company's current judgment. The Company disclaims any intent or obligation to update its forward looking statements. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from those set forth in or underlying the forward-looking statements.

CONTACT: Ned Stern, Chief Financial Officer, Kreisler Manufacturing Corporation, +1-201-791-0700 X222